SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – February 12, 2016

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On February 12, 2016, the Board of Directors (the “Board”) of Honeywell International Inc. (the “Corporation”) amended Article III, Sections 4 and 5 of the Corporation’s By-laws (“By-laws”) related to the Corporation’s proxy access provisions.

As previously disclosed, in December 2015, the Corporation amended its By-laws to implement a proxy access by-law. In light of the continued evolution of the practice regarding proxy access implementation and as a result of stockholder feedback, the Board determined that it would be in the best interests of the Corporation and its stockholders to approve and adopt three amendments to the By-laws: i) to permit third party compensation for Board nominees, so long as the compensation is disclosed, ii) to limit the indemnification by stockholders who nominate Board members to actions prior to the election of a nominee, not post-election and iii) to change the recall period for loaned shares from three business days to five business days.

This description of the amendments to the By-laws is qualified in its entirety by reference to the text of the By-laws filed as Exhibit 3(ii) to this Report. A copy of the By-laws marked to show the changes from the prior By-laws is also included as Exhibit 3(iii) to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 3(ii)	By-laws of Honeywell International Inc., as amended on February 12, 2016

Exhibit 3(iii)	By-laws of Honeywell International Inc., marked to show amendments effective as of February 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2016	Honeywell International Inc.

	By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and
Deputy General Counsel